Filed Pursuant to Rule 424(a)
                                                 Registration No. 333-130471



                                  PROSPECTUS

                                DIGICURVE, INC.
                            SHARES OF COMMON STOCK
        NO MINIMUM TO 4,000,000 MAXIMUM BEING SOLD BY US TO THE PUBLIC
                                     AND
                              DIGICURVE, INC.
                           SHARES OF COMMON STOCK
     3,200,000 SHARES OF COMMON STOCK BEING SOLD BY SELLING SHAREHOLDERS

    Prior to this Offering, there has been no public trading market for the common stock. DigiCurve, Inc. ("DigiCurve") common stock is presently not traded on any market or securities exchange.

    DigiCurve is registering up to 4,000,000 shares of common stock at an offering price of $0.02 per share. The maximum amount to be raised is $80,000. There will be no underwriter or broker/dealer involved in the transaction and no commissions paid to any individuals from the proceeds of this sale. The shares are being offered by DigiCurve through its sole Officer and Director. There will be no minimum amount of shares sold and DigiCurve will not create an escrow account into which the proceeds from any shares will be placed. The proceeds from all shares sold by DigiCurve will be placed into the corporate account and such funds shall be non-refundable to subscribers, except as may be required by applicable law. DigiCurve will pay all expenses incurred in this offering.

    Concurrent with DigiCurve, Inc.'s registration and offering of up to 4,000,000 common shares to be sold by the Company, the Company is also registering, on behalf of certain Selling Shareholders, an additional 3,200,000 shares at an offering price of $0.02 per share for the duration of the offering, on a best efforts basis, no minimum, 3,200,000 shares maximum. There is no escrow account. The offering by the Selling Shareholders will be for a maximum period of 90 days from January 20, 2006 and may be extended for an additional 90 days if the Company so chooses to do so. DigiCurve will not receive any proceeds from the sale of any of the shares that may be sold by the Selling Shareholders.

    Since there is no minimum number of shares that may or must be sold by the Company, we may receive no proceeds or very minimal proceeds from the Offering.

    The following table sets forth the information for the share Offering:

                                               Underwriting
                                                Discounts,
                                      Price to  Discounts or  Proceeds to
                                       Public   Commissions     Company
                                      --------  -----------   -----------
Per Share as Offered By DigiCurve       $ 0.02      None          $ 80,000
Total # of Shares
  Offered by DigiCurve                 4,000,000    None            100%

    PRIOR TO THIS OFFERING, THERE HAS BEEN NO PUBLIC TRADING MARKET FOR THE COMMON STOCK. DIGICURVE, INC. ("DIGICURVE") COMMON STOCK IS PRESENTLY NOT TRADED ON ANY MARKET OR SECURITIES EXCHANGE.

    THE QUOTED PRICE IS THE INITIAL ASKING PRICE BY THE SELLING SHAREHOLDERS AND THE COMPANY IN THEIR OFFERING OF SHARES. IN THE EVENT THAT A MARKET IS CREATED TO TRADE THESE SHARES, THE SHARES WILL BE OFFERED AT THE FIXED PRICE OF $0.02 PER SHARE FOR THE DURATION OF THE OFFERING. AT PRESENT, THE SELLING SHAREHOLDERS HAVE NO AGREEMENTS WITH ANY BROKER/DEALER TO SELL THESE SHARES. IN THE EVENT THAT THE EXISTING SELLING SHAREHOLDERS' SHARES ARE SOLD THROUGH A BROKER/DEALER, A STANDARD COMMISSION MAY BE PAID FROM THE PROCEEDS TO THAT BROKER/DEALER.

    THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


            The date of this Prospectus is March 10, 2006.



    INVESTING IN THE COMPANY'S COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING AT PAGE 9 OF THIS PROSPECTUS.

                   PLEASE READ THIS PROSPECTUS CAREFULLY.

    The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                              TABLE OF CONTENTS
                              -----------------
                                                                    PAGE
                                                                    ----
SUMMARY OF OUR PROSPECTUS                                              4
RISK FACTORS                                                           7
USE OF PROCEEDS                                                       23
DETERMINATION OF OFFERING PRICE                                       24
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES                         25
SELLING SECURITY HOLDERS                                              26
PLAN OF DISTRIBUTION                                                  27
LEGAL PROCEEDINGS                                                     28
DESCRIPTION OF PROPERTY                                               28
BUSINESS                                                              29
COMPANY HISTORY                                                       29
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION             33
MANAGEMENT                                                            33
EXECUTIVE COMPENSATION                                                34
PRINCIPAL STOCKHOLDERS                                                35
DESCRIPTION OF SECURITIES                                             36
CERTAIN TRANSACTIONS                                                  38
LITIGATION                                                            38
EXPERTS                                                               38
FINANCIAL STATEMENTS                                          F-1 thru 7











                   DEALER PROSPECTUS DELIVERY OBLIGATION

"Until June 10, 2006, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealer obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions."

                        SUMMARY OF OUR PROSPECTUS

    This summary provides an overview of selected information contained in this Prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this Prospectus and review our financial statements contained herein.

Summary Information about DigiCurve, Inc.

    DigiCurve, Inc. ("DigiCurve," the "Company," "we," "us") was incorporated in the State of Nevada as a for-profit Company on July 21, 2004 and established a fiscal year end of February 28. The Company is a development-stage Company organized to enter into the online content provider industry specializing in images of physically fit athletic females. The Company has created a subscription-based website branded "HerFlexAppeal" (www.herflexappeal.com) where the Company's content is available for viewing and downloading. The Company expects to create its own original content by hiring female models and creating pictorial albums available for online viewing. The Company attends various bodybuilding, fitness, and sports competitions that attract the talent required for the Company's website content. The website includes biographies, still pictures, and video clips. DigiCurve's core focus will be marketing its subscription-based website to individuals that are interested in athletic females. The Company has realized there is a market segment interested in physically fit athletic females and the Company will strive to hire the best athletic and fitness models that the genre has to offer.

    Our business office is located at 2764 Lake Sahara Drive, Suite 111, Las Vegas NV 89117 and our telephone number is (702) 851-5424, fax (702) 838-5130. Our United States and registered statutory office is located at 2764 Lake Sahara Drive, Suite 111, Las Vegas NV 89117, telephone number (702) 838-8599. Our fiscal year end is February 28th.

    As of August 31, 2005, the end of the most recent fiscal quarter, DigiCurve had raised $23,000 through the sale of its common stock. There is $9,080 of cash on hand in the corporate bank account. The Company currently has liabilities of $3,500, represented by expenses accrued during its start-up. In addition, the Company anticipates incur costs associated with this offering totaling approximately $4,427. As of the date of this Prospectus, we have generated minimal revenues from business operations. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of the Company filed with this Prospectus.

Concurrent Offering By Selling Shareholders

Certain Selling Shareholders may endeavor to sell their shares of common stock at the same time DigiCurve is conducting this Offering. The percentage of total outstanding common stock being offered by these Selling Shareholders is 31.3%. The price at which the Selling Shareholders offer their shares is a fixed price of $0.02 per share for the duration of the Offering. There is no arrangement to address the possible effect of the concurrent primary and secondary offerings on the price of the stock. DigiCurve will not receive any proceeds from the sale of the common stock by the Selling Shareholders.

Summary Information About The Offering

Securities being Offered    Up to 7,200,000 shares of common stock. 3,200,000
By Selling Shareholders,    common shares being offered by Selling
Common Stock, par value     Shareholders and 4,000,000 shares of common stock
$0.001                      being offered by DigiCurve.

Offering Price Per Share    $0.02 per share for the duration of the
by DigiCurve and Selling    Offering
Shareholders

Number of Shares            10,200,000 common shares are currently issued
Outstanding                 and outstanding. 3,200,000 of the issued and
Before the Offering         outstanding shares are being offered for sale
of Common Shares            under this Prospectus by certain Selling
                            Shareholders.

Number of Shares            14,200,000 common shares (if maximum is sold).
Outstanding After the
Offering

Minimum Number of           None
Shares to be Sold
in this Offering

Use of Proceeds             DigiCurve will not receive any proceeds from the
                            sale of the common stock by the Selling
                            Shareholders. If all 4,000,000 common shares being offered by DigiCurve are sold, the total gross proceeds to DigiCurve would be $80,000.
                            The Company intends to use the proceeds of this offering (i) to continue to develop or enhance its current products and technologies, specifically, the Company's website www.HerFlexAppeal.com; (ii) to hire and pay for new content and models for its website; (iii) for the expansion of the Company's marketing and sales capabilities; (iv) for other general corporate and working capital purposes. The
                            Company anticipates administrative expenses of approximately $4,427 over the next twelve months associated with this offering, including legal, accounting, and SEC filing ($2,077);
                            printing/mail ($250); and transfer agent fees
                            ($2,100). The remaining proceeds will be allocated as described above.

Offering Period             The shares are being offered for a period not to
                            exceed 90 days from the date this Prospectus is effective, March 10, 2006, unless extended by the Company for an additional 90 days.

Terms of the Offering       The Selling Shareholders will determine when and
                            how they will sell the common stock offered in this Prospectus.

Summary of Financial Information

    Balance Sheet                             As of August 31, 2005
    -------------                             ---------------------
    Total Assets                                   $ 10,100
    Total Liabilities                              $  3,500
    Shareholders' Equity                           $  6,600

                                              July 21, 2004 (inception)
    Operating Data                            Through August 31, 2005
    --------------                            -------------------------
    Revenue                                        $  5,102
    Net Loss                                       $ (4,747)
    Net Loss Per Share                             $  (0.00)

    DigiCurve has had minimal revenues to date and has incurred losses since inception. The Company has had just commenced operations and has been issued a "going concern" opinion from their accountants upon the sole reliance of the sale of its common stock to fund future operations.

                               RISK FACTORS

    Please consider the following risk factors before deciding to invest in our common stock.

1. BECAUSE THE COMPANY LACKS AN OPERATING HISTORY, THE COMPANY FACES A HIGH RISK OF BUSINESS FAILURE, WHICH MAY RESULT IN THE LOSS OF YOUR INVESTMENT.

    The Company was recently formed to carry out the activities described in this Prospectus and has only a limited operating history upon which an evaluation of its prospects can be made. The Company's prospects must be considered keeping in mind the risks, expenses, and difficulties frequently encountered during the development stage of a business in an ever-changing industry and the research, development, manufacture, commercialization, distribution, and commercialization of technology, procedures, products, and related technologies. There can be no assurance that unanticipated technical or other problems will not occur which would result in material delays in product commercialization or that the efforts of the Company will result in successful product commercialization. There can be no assurance that the Company will be able to achieve profitable operations.

2. KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

    The Company is dependent on the efforts and abilities of its senior management. The loss of any member of that management could have a material adverse effect on the Company's business and its prospects. The Company believes that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from service; however, there can be no assurances that replacement personnel, if any, will cause the Company to operate profitably. All decisions regarding management of the Company's affairs will be made exclusively by its sole Officer and Director. Purchasers of the offered shares may not participate in the management of the Company and, therefore, are dependent upon the management abilities of its sole Officer and Director. The only assurance that the shareholders of the Company (including purchasers of the offered shares) have that the sole Officer and Director will not abuse his discretion in making decisions with respect to its affairs and other business decisions is the fiduciary obligations and business integrity of the Officer and Director. Accordingly, no person should purchase offered shares unless that person is willing to entrust all aspects of management to the sole Officer and Director, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of the sole Officer and Director. The sole Officer and Director may retain independent contractors to provide services to the Company. Those contractors have no fiduciary duty to the shareholders of the Company and may not perform as expected. The Company does not maintain key person life insurance on its senior management.

3. INVESTING IN THE COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT.

    A purchase of the offered shares is significantly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of his or her entire purchase price. A purchase of the offered shares would be "unsuitable" for a person who cannot afford to lose his or her entire purchase price. The business objectives of the Company must also be considered speculative, and there is no assurance the Company will satisfy those objectives. No assurance can be given that the shareholders of the Company will realize a substantial return on their purchase of the offered shares, or any return whatsoever, or the shareholders of the Company will not lose their investments in the Company completely. For this reason, each prospective purchaser of offered shares should read this Prospectus and all exhibits to this Prospectus carefully and consult with that purchaser's attorney, business advisor, and/or investment advisor.

4. BECAUSE THE SOLE OFFICER AND DIRECTOR OF THE COMPANY HAS OTHER OUTSIDE BUSINESS INTERESTS AND ACTIVITIES, HE MAY NOT BE IN A POSITION TO DEVOTE AN ADEQUATE AMOUNT OF HIS TIME TO THE COMPANY'S ACTIVITIES WHICH MAY RESULT IN BUSINESS FAILURE.

    The sole Officer and Director of the Company may engage in other business activities. The person serving as sole Officer and Director may have conflicts of interests in allocating time, services, and functions between the other business ventures in which he is or may be or become involved. The sole Officer and Director, however, believes that the Company will have sufficient staff, consultants, employees, agents, contractors, and managers to adequately conduct the Company's business.

5. THERE IS NO ESTABLISHED MARKET FOR SHARES OF THE COMPANY'S COMMON STOCK, WHICH COULD MAKE MARKETS FOR THESE SHARES EXTREMELY ILLIQUID.

    At present, there is no established public market for the Company's shares. As a result, the offering price and other terms and conditions relative to the Company's shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. Additionally, because the Company has recently formed and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings, and no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

6. IN THE EVENT OF THE DISSOLUTION OF THE COMPANY IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO THE SHAREHOLDERS.

    In the event of dissolution of the Company, the proceeds realized from the liquidation of its assets, if any, will be distributed to the shareholders only after satisfaction of claims of the Company's creditors. The ability of a purchaser of offered shares to recover all or any portion of his or her purchase price for the offered shares in that case will depend on the amount of funds realized and the claims to be satisfied there from.

7. THE SHARES OF THE COMPANY ARE CONSIDERED "PENNY STOCKS" WHICH MAY IMPACT ON AN INVESTOR'S ABILITY TO RE-SELL THEIR SHARES ON THE PUBLIC MARKET.

    The Securities and Exchange Commission ("Commission") has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules; deliver a standardized risk disclosure document prepared by the Commission, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If any of the Company's securities becomes subject to the penny stock rules, holders of those securities may have difficulty selling those securities.

8. THERE IS NO EXISTING MARKET FOR THE COMPANY'S SHARES AND THERE IS NO ASSURANCE THAT THE COMPANY WILL RAISE ENOUGH CAPITAL THROUGH THIS SHARE OFFERING TO MEET ITS OBLIGATIONS.

    The offered shares are being offered on a 'best efforts" basis and no person, firm, or corporation has agreed to purchase any of the offered shares. No assurance can be given that any or all of the offered shares will be sold.

9. BECAUSE THE COMPANY DOES NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR INVESTORS SUBSCRIPTIONS, IF THE COMPANY FILES FOR BANKRUPTCY PROTECTION OR IS FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT.

    The terms of this Offering do not establish a minimum amount of funds that the Company must receive in order to utilize the proceeds from the Offering; therefore, no provisions have been made to deposit in escrow any of the funds received from the purchase of the offered shares. Even if the Company is successful in selling all of the offered shares, the funds available for operation may not be adequate to carry out its business objectives for an extended period of time and additional funds may be required. There is no assurance that additional funds will be available from any source; and, if not available, the Company may not be able to continue to operate, in which event, purchasers of the offered shares may lose their entire investment.

10.  INVESTORS MAY FIND DECISIONS MADE BY MANAGEMENT CONTRARY TO THEIR
INTERESTS.

    The sole Officer and Director of the Company has complete discretion in the allocation of proceeds in the Offering; therefore, purchasers of the offered shares must entrust the ultimate allocation of those proceeds to the judgment of the officer. While the Company anticipates that the proceeds of the Offering will be used for working capital, infrastructure development, marketing, and general corporate purposes, the Company may also utilize the Offering proceeds for any purpose that it sees fit for its business purpose.

11. EXISTING SHAREHOLDERS COULD LOSE EFFECTIVE CONTROL OF THE COMPANY AND NOT BE ABLE TO ELECT A REPRESENTATIVE TO THE BOARD OF DIRECTORS.

    Upon consummation of this Offering, the pre-offering shareholders of the Company will not beneficially own a majority of the issued and outstanding shares of the Company's common stock. Because of such ownership, the post-offering shareholders may effectively control the election of all members of the Board of Directors of the Company and determine all corporate actions. Purchasers of the offered shares may be entitled to accumulate their votes for the election of Directors or otherwise. Accordingly, the holders of a majority of the common shares of the Company present at a meeting of shareholders of the Company may be able to elect all of the Directors of the Company and the minority shareholders of the Company may not be able to elect a representative to the Board of Directors.

12. THE COMPANY DOES NOT EXPECT TO PAY CASH DIVIDENDS WHICH MAY LOWER EXPECTED RETURNS FOR INVESTORS.

    The Company does not anticipate paying dividends on its common stock in the foreseeable future; but, rather, the Company plans to retain earnings, if any, for the operation and expansion of its business.

13. THE COMPANY MAY NOT BE SUCCESSFUL IN IMPLEMENTING ITS BUSINESS STRATEGY WHICH COULD RESULT IN THE LOSS OF AN INVESTOR'S ENTIRE INVESTMENT.

    Although the Company intends to pursue a strategy of aggressively marketing its products and services, implementation of this strategy will depend in large part on its ability to (i) establish a significant customer base and maintain favorable relationships with those customers; (ii) effectively introduce acceptable products and services to its customers;
(iii) obtain adequate financing on favorable terms to fund its business; (iv) maintain appropriate procedures, policies, and systems; (v) hire, train, and retain skilled employees; and (vi) continue to operate within an environment of increasing competition. The inability of the Company to obtain or maintain any or all of these factors could impair its ability to implement its business strategy successfully, which could have a material adverse effect on its results of operations and financial condition.

14. THERE IS NO ASSURANCE THAT THE COMPANY CAN CREATE OR SUSTAIN A MARKET FOR ITS SHARES.

    There is currently no traded public market for the Company's common stock. There are no assurances that any public market will be established or maintained for the Company's stock.

15. UNCERTAINTY EXISTS AS TO WHETHER THE COMPANY WILL HAVE SUFFICIENT FUNDS TO CARRY OUT ITS BUSINESS STRATEGY THEREBY MAKING AN INVESTMENT IN THE COMPANY EXTREMELY SPECULATIVE.

    The Company will likely be required to raise substantial funds in addition to the proceeds from this Offering. The Company's forecast of the period of time through which its financial resources will be adequate to support its operations is a forward-looking statement that involves risks and uncertainties, and actual results could vary as a result of a number of factors, including those described in these Risk Factors and elsewhere in this Prospectus.

The Company may require additional cash to implement its business strategies, including cash for (i) payment of increased operating expenses and (ii) further implementation of those business strategies. Such additional capital may be raised through public or private financings, as well as borrowings and/or other resources. To the extent that additional capital is raised through the sale of equity or equity-related securities, the issuance of such securities could result in dilution to the Company's stockholders. If adequate funds are not available, the Company may be required to curtail operations significantly or to obtain funds through entering into arrangements with collaborative partners or others that may require it to relinquish rights to certain of its technologies or product candidates that the Company would not otherwise relinquish. No assurance can be given, however, that the Company will have access to the capital markets in the future, or that financing will be available on acceptable terms to satisfy the cash requirements of the Company to implement its business strategies. The inability of the Company to access the capital markets or obtain acceptable financing could have a material adverse effect on its results of operations and financial conditions.

Risks Related to the Company's Market and Strategy

16. BECAUSE OF THE COMPANY'S DEPENDENCE ON COMPUTER AND TELECOMMUNICATIONS INFRASTRUCTURE AND COMPUTER SOFTWARE, ANY SYSTEMS DISRUPTIONS OR OPERATING MALFUNCTIONS WOULD AFFECT THE COMPANY'S COSTS OF DOING BUSINESS AND COULD CAUSE THE BUSINESS TO FAIL.

    The Company's success will be dependent in large part on computer systems that deliver its content and the networks that connect those computer systems, especially the e-commerce connections that allow the Company to collect revenues for the services it provides.. Moreover, computer and telecommunication technologies are evolving rapidly and are characterized by short product lifecycles, which may require the Company to anticipate technological developments. There can be no assurance that the Company will be successful in anticipating, managing, or adopting such technological changes on a timely basis or that it will have the resources available to invest in new technologies. In addition, the Company's business is highly dependent on its computer and telecommunications equipment and software systems, the temporary or permanent loss of which, resulting from physical damage or operating malfunction, could have a material adverse effect on the its business. Operating malfunctions in the software systems of financial institutions, market makers, and other parties may also have an adverse affect on the operations of the Company.

17. BECAUSE THE MAJORITY OF THE COMPANY'S BUSINESS WILL BE CONDUCTED THROUGH THE INTERNET, THE COMPANY'S SUCCESS WILL DEPEND ON ITS ABILITY TO CONTINUALLY INTRODUCE PRODUCTS THAT MEET CHANGING CUSTOMER NEEDS.

    The majority of the Company's products and services are provided through the Internet. The market for Internet-related products and services is characterized by rapid technological change, changing customer needs, frequent new product introductions, and evolving industry standards. These market characteristics are exacerbated by the emerging nature of this market and the fact that many companies are expected to continually introduce new and innovative products and services. The Company's success will depend partially on the its ability to introduce new content, services, and technologies continually and on a timely basis and to continue to improve the performance, features, and reliability of its products and services in response to both evolving demands of prospective customers and competitive products.

18. BECAUSE THE COMPANY'S PRODUCT WILL BE MARKETED THROUGH THE INTERNET, THE COMPANY'S BUSINESS SUCCESS WILL BE SUBSTANTIALLY DEPENDANT ON THE CONTINUED GROWTH AND USE OF THE INTERNET, THE STABILITY OF THE INTERNET INFRASTRUCTURE, AND THE COMPANY'S ABILITY TO ADOPT AND MANAGE INTERNET BASED TECHNOLOGICAL CHANGES.

    The Company's future success is substantially dependent upon continued growth in the use of the Internet in order to support the need for its products and services. To predict the extent of further growth, if any, in Internet expenditures is difficult. To the extent that the Internet continues to experience significant growth in the number of users and use, there can be no assurance that the Internet infrastructure will continue to be able to support the demands placed upon it by such potential growth or that the performance or reliability of the Internet will not be adversely affected by this continued growth. If the Internet infrastructure does not effectively support the growth that may occur, the Company's business, operating results, and financial condition would be materially and adversely affected.

    The market for Internet products and services is characterized by rapid technological developments, evolving industry standards and customer demands, and frequent new product introductions and enhancements. For example, to the extent that higher bandwidth Internet access becomes more widely available through cable modems or other technologies, the Company may be required to make significant changes to the design and content of its online products and services to compete effectively. Failure of the Company to adapt to these or any other technological developments effectively could adversely affect its business, operating results, and financial condition. Increasing the size of the Company's user base is critical to increasing revenues. If the Company cannot increase the size of its user base, it may not be able to generate additional revenues, which could leave it unable to maintain or increase its business. To increase its user base, the Company must (i) continuously update its content; (ii) increase brand recognition through advertising and syndication; (iii) enhance its technology to improve the functionality of its website; and (iv) offer attractive opportunities to electronic commerce sponsors and users. If the Company does not achieve these objectives to increase its user base, its business could be harmed.

    The Company's success is significantly dependent upon continued growth in the use of the Internet generally. A number of factors may inhibit the growth of Internet usage globally including (i) inadequate network infrastructure;
(ii) security concerns; (iii) inconsistent quality of service; and (iv) limited availability of cost-effective, high-speed access. If these or any other factors cause use of the Internet to slow or decline, the Company's results could be adversely affected.

    If the Internet infrastructure becomes unreliable, access to the Company's network may be impaired and its business may be harmed. The Company's success depends in part on the development and maintenance of the Internet infrastructure. If this infrastructure fails to develop or be adequately maintained, the Company's business would be harmed because users may not be able to access the Company's website network. Among other things, development and maintenance of a reliable infrastructure will require a reliable network with the necessary speed, data capacity, security, and timely development of complementary products for providing reliable Internet access and services. The Internet has experienced, and is expected to continue to experience, significant increase in number of users and amount of use. If the Internet continues to experience increased numbers of users, frequency of use or increased bandwidth requirements, the Internet infrastructure may not be able to support these increased demands or perform reliably. The Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure and could face additional outages and delays in the future. These outages and delays could reduce Internet usage and use of the Company's website network. In addition, the Internet could lose its viability due to delays in the development or adoption of new standards and protocols to handle increased levels of activity. If the Internet infrastructure is not adequately developed or maintained, use of the Company's website network may be reduced. Even if the Internet infrastructure is adequately developed and maintained, the Company may incur substantial expenditures in order to adapt its services and products to changing Internet technologies. Such additional expenses could severely harm the Company's financial results.

    The Company's systems may fail due to natural disasters, telecommunications failures, and other events, any of which would limit user access. Fire, floods, earthquakes, power loss, telecommunications failures, break-ins, and similar events could damage the Company's communications hardware and computer hardware operations for its website and cause interruptions in the Company's services. Computer viruses, electronic break-ins, or other similar disruptive problems could cause users to stop visiting the Company's website and could cause advertisers and sponsors to terminate agreements. If any of these circumstances occurred, the Company's business could be harmed. The Company's insurance policies, if any, may not adequately compensate it for any losses that may occur due to any failures of or interruptions in its systems. The Company does not presently have a formal disaster recovery plan. The Company's website must accommodate significant use and deliver frequently updated information. The Company's website may experience slower response times or decreased traffic for a variety of reasons. In addition, the Company's website users will depend on Internet service providers, online service providers and other website operators for access to its website. Many of these providers and operators will have experienced significant outages in the past, and could experience outages, delays, and other difficulties due to system failures unrelated to the Company's systems. Any of these system failures could harm the Company's business.

19. THE COMPANY WOULD BE DETRIMENTALLY HARMED TO THE POINT OF BEING UNABLE TO CONTINUE DOING BUSINESS IF LITIGATION OVER COPYRIGHT INFRINGEMENT OR PROPERTY RIGHTS WERE INITIATED ON ITS OWN ACCOUNT OR IN RESPONSE TO THE CLAIMS OF OTHERS.

    There has been substantial litigation in the computer industry regarding intellectual property rights. There can be no assurance that third parties will not, in the future, claim infringement by the Company with respect to current or future content, trademarks, or other proprietary rights, or that the Company will not counterclaim against any such parties in such claims. There is also no assurance that the Company will not be forced to initiate costly and time-consuming litigation against third parties in order to protect against the infringement or misappropriation of the Company's intellectual property rights. Any such claims or counterclaims could be time-consuming, result in costly litigation, cause product release delays, require the Company to redesign or reproduce its products, or require the Company to enter into royalty or licensing agreements, any of which could have a material adverse effect upon its business, operating results, and financial condition. Such royalty or licensing agreements, if required, may not be available on terms acceptable to the Company, or at all.

20. BECAUSE THE MARKET FOR THE COMPANY'S CONTENT IS VERY SPECIALIZED, THERE IS NO ASSURANCE THAT DIGICURVE PRODUCTS WILL BE ACCEPTED OR THAT IT CAN ESTABLISH ANY SIGNIFICANT MARKET PRESENCE. IF THE COMPANY CANNOT CREATE A SIGNIFICANT MARKET FOR ITS CONTENT IN WHAT IS AN EXTREMELY COMPLETIVE INDUSTRY, IT WILL FAIL.

    The market for the Company's content is a niche market and is rapidly changing and significantly competitive. The Company expects competition for subscribers interested in physically fit athletic females to continue to increase, and if it cannot compete effectively, its business could be harmed. Competition will probably increase significantly, as new companies enter the market and current competitors expand their services. Some of the Company's competitors may enjoy substantial competitive advantages, including (i) larger number of models and content; (ii) long term, established business relationships; (iii) greater brand name recognition; (iv) more fully-developed marketing plans (v) larger production and service staff; and (vi) substantially greater financial, marketing, technical, and other resources. If the Company does not compete effectively or if the Company experiences any pricing pressures, reduced margins or loss of market share resulting from increased competition, its business could be adversely affected. Competition may include companies that are larger and better capitalized than the Company and that have expertise and established name recognition. There can be no assurance that competitors will not develop Internet-related products and services that are superior or that achieve greater market acceptance than the Company's.

21. INTERNET MARKETING METHODS ARE SUBJECT TO RAPID CHANGE AND THERE IS NO ASSURANCE THAT THE COMPANY WILL BE ABLE KEEP PACE WITH THE RATE OF CHANGE.

    The Internet has changed marketing patterns in a wide variety of industries. The significant of personal computer usage within scientific research organizations may lead to entirely new methods of marketing and sales of services and products. The Company may not be able to keep pace with the rate of change in its markets brought about by the Internet and may invest in Internet-based projects that future changes may render obsolete.

22. THE COMPANY'S BUSINESS MAY BE NEGATIVELY AFFECTED IF THE COMPANY OR THE INTERNET BECOMES SUBJECT TO BURDENSOME GOVERNMENT REGULATIONS.

    The Company is, and will continue to be, subject to governmental regulation and laws of general application in the various governmental jurisdictions in which it operates or has offices. The Company believes it is currently in material compliance with all applicable regulations. Any future cost of compliance with future regulations could have a material adverse effect on the Company's business, financial condition, and results of operation.

    The Company is not currently subject to direct regulation by any government agency in the United States, other than regulations applicable to businesses generally, and there are currently few laws or regulations directly applicable to commerce on the Internet. Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet, relating to issues such as user privacy, pricing, and characteristics and quality of products and services. For example, the Company may be subject to the provisions of the recently enacted Communications Decency Act (the "CDA"). Although the constitutionality of the CDA, the manner in which the CDA will be interpreted and enforced and its effect on operations cannot be determined at this time, it is possible that the CDA could expose the Company to substantial liability. The CDA could also reduce the growth in use of the Internet generally and decrease the acceptance of the Internet as a communications and commercial medium and could, thereby, have a material adverse effect on business, results of operations, and financial condition. A number of other countries also have enacted, or may enact, laws that regulate Internet content. Other nations, including Germany, have taken actions to restrict the distribution of material deemed to be objectionable on the Internet, and the European Union has recently adopted privacy and copyright directives that may impose additional burdens and costs on the Company's international operations.

    In addition several telecommunications carriers are seeking to have telecommunications over the Internet regulated by the Federal Communications Commission (the "FCC") in the same manner as other telecommunications services. For example, America's Carriers Telecommunications Association ("ACTA") has filed a petition with the FCC for this purpose. The growing popularity and use of the Internet has overburdened the existing telecommunications infrastructure and many areas with significant Internet use have begun to experience interruptions in telephone service. In response local telephone carriers such as Pacific Bell, have petitioned the FCC to regulate Internet Service Providers ("ISPs") in a manner similar to long distance telephone carriers and to impose access fees on the ISPs. If either of these petitions is granted, or the relief sought therein is otherwise granted, the costs of communicating on the Internet could increase substantially, potentially slowing the growth in use of the Internet, which could in turn decrease the demand for the Company's products and media properties.

    A number of proposals have been made at the federal, state, and local levels that would impose additional taxes on the sale of goods and services through the Internet. Such proposals, if adopted, could substantially impair the growth of electronic commerce, and could adversely affect the Company's opportunity to derive financial benefit. In addition, a number of other countries have announced or are considering additional regulation in many of the foregoing areas. Such laws and regulations, if enacted in the United States or abroad, could fundamentally impair the Company's ability to provide access to its website and related services, or substantially increase the cost of doing so, which would have a material adverse effect on its business, operating results, and financial condition. Moreover, the applicability to the Internet of the existing laws governing issues such as property ownership, copyright, defamation, obscenity, and personal privacy is uncertain, and the Company may be subject to claims that its services violate such laws. Any such new legislation or regulation in the United States or abroad or the application of existing laws and regulations to the Internet could have a material adverse effect on the Company's business operating results and financial condition.

    Governmental regulation of the Internet may restrict the Company's business. There are currently few laws or regulations that specifically regulate communications or commerce on the Internet. Laws and regulations may be adopted in the future, however, that relate to issues including user privacy, pricing, and the characteristics and quality of products and services. An increase in regulation or the application of existing laws to the Internet could significantly increase the Company's costs of operations and harm its business. For example, the Communications Decency Act of 1996 sought to prohibit the transmission of certain types of information and content over the Internet. Additionally, several telecommunications companies have petitioned the Federal Communications Commission to regulate ISPs and online service providers in a manner similar to long distance telephone carriers and to impose access fees on these companies. Imposition of access fees could increase the cost of transmitting data over the Internet. Possible state sales and other taxes could affect the Company's results of operations. The Company generally does not collect sales or other taxes in respect of goods or services sold to users on the Company's website. However, one or more states may seek to impose sales tax collection obligations on out-of-state companies, including the Company, which engage in or facilitate electronic commerce. A number of proposals have been made at the state and local levels that would impose additional taxes on the sale of goods and services through the Internet. Such proposals, if adopted, could substantially impair the growth of electronic commerce and could reduce the Company's ability to derive revenue from electronic commerce. Moreover, if any state or foreign country were to successfully assert that the Company should collect sales or other taxes on the exchange of merchandise on the Company's website, the Company's financial results could be harmed.

    Concerns about transactional security may hinder the Company's electronic commerce strategy. A significant barrier to electronic commerce is the secure transmission of confidential information over public networks. Any breach in the Company's security could expose the Company to a risk of loss or litigation and possible liability. The Company may rely on encryption and authentication technology licensed from third parties to provide secure transmission of confidential information. As a result of advances in computer capabilities, new discoveries in the field of cryptography or other developments, a compromise or breach of the algorithms the Company anticipates using to protect customer transaction data may occur. A compromise of the Company's security could severely harm its business. A party who is able to circumvent the security system could misappropriate proprietary information, including customer credit card information, or cause interruptions in the operation of the website. The Company may be required to expend significant capital and other resources to protect against the threat of security breaches or to alleviate problems caused by those breaches. However, protection may not be available on acceptable terms or at all. Concerns regarding the security of electronic commerce and the privacy of users may also inhibit the growth of the Internet as a means of conducting commercial transactions.

    The Company's success and ability to compete may be significantly dependent on its proprietary content. The Company anticipates that it will rely exclusively on copyright law to protect its content. While the Company will take what it believes to be appropriate action to protect its proprietary rights, that action may not be adequate to prevent the infringement or misappropriation of the content of its website. Infringement or misappropriation of such content or intellectual property could materially harm the Company's business. The Company may be required to obtain licenses from others to refine, develop, market, and deliver new services. The Company cannot make assurances that it will be able to obtain any such licenses on commercially reasonable terms or at all or that rights granted pursuant to any licenses will be valid and enforceable.

23. BECAUSE THE COMPANY IS A NEW COMPANY WITH A MINIMAL OPERATING HISTORY, THE COMPANY FACES A HIGH RISK OF BUSINESS FAILURE, WHICH MAY RESULT IN THE LOSS OF YOUR INVESTMENT.

    As a result of the Company's limited operating history, as well as the possibility of higher talent and content costs, the Company has neither internal nor industry-based historical financial data for any significant period of time upon which to base planned operating expenses.

    The Company expects that its results of operations may also fluctuate significantly in the future as a result of a variety of factors, the introduction and acceptance of new or enhanced products or services by the Company or by competitors; its ability to anticipate and effectively adapt to developing markets and rapidly changing Internet technologies; the Company's ability to attract, retain, and motivate qualified personnel; initiation, renewal, or expiration of subscribers; pricing changes by the Company or its competitors; specific economic conditions; general economic conditions and other factors. Accordingly, future sales and operating results are difficult to forecast. The Company's anticipated expenses are based, in part, on its expectations as to future revenues and to a significant extent are relatively fixed, at least in the short term. The Company may not be able to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in relation to its expectations would have an immediate adverse impact on the Company's business, results of operations, and financial condition. In addition, the Company may decide from time to time to make certain pricing, service, or marketing decisions or acquisitions that could have a short-term material adverse effect on business results of operations and financial condition, and may not result in the long-term benefits intended. Due to all of the foregoing factors, it is probable that in some future period the Company's operating results may be less than the expectations of public market analysis and investors. In such event, the price of the Company's securities, including its common stock, would probably be materially adversely affected.

24. COMPENSATION MAY BE PAID TO OFFICERS, DIRECTORS, AND EMPLOYEES REGARDLESS OF THE COMPANY'S PROFITABILITY. SUCH PAYMENTS MAY NEGATIVELY AFFECT CASH FLOW AND THE ABILITY OF THE COMPANY TO FINANCE ITS BUSINESS PLAN WHICH WOULD CAUSE IT TO FAIL.

    The sole Officer and Director and any future employees of the Company may be entitled to receive compensation, payments, and reimbursements regardless of whether the Company operates at a profit or a loss. Any compensation received by its sole Officer and Director and management personnel will be determined from time to time by the Board of Directors. The sole Officer and Director and any future management personnel are expected to be reimbursed for any direct out-of-pocket expenses they have incurred on behalf of the Company.

25. THERE IS A LIMITATION ON LIABILITY OF THE SOLE OFFICER AND DIRECTOR OF THE COMPANY. INVESTORS IN THIS OFFERING MAY NOT FEEL COMFORTABLE INVESTING IN A COMPANY WHERE THE DIRECTOR/OFFICER HAS LIMITED OR NO LIABILITY TO ITS SHAREHOLDERS FOR DAMAGES.

     The Articles of Incorporation of the Company include a provision eliminating or limiting the personal liability of the Company's sole Officer and Director and its shareholders for damages for breach of fiduciary duty as a Director or Officer. Accordingly, the officer and director may have no liability to the shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to the shareholders.

DISCLOSURE OF THE OPINION OF THE COMMISSION REGARDING INDEMNIFICATION FOR SECURITIES ACT OF 1933 LIABILITIES:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING PURSUANT TO THE ACT MAY BE PERMITTED TO DIRECTORS, OFFICERS, OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE,
UNENFORCEABLE.

26. THERE IS NO GUARANTEE THAT THERE WILL BE ANY SIGNIFICANT MARKET ACCEPTANCE FOR THE COMPANY'S PRINCIPAL CONTENT OR SERVICES. IF THE COMPANY'S CONTENT IS NOT ACCEPTED, THE COMPANY MAY FAIL AND THE SHAREHOLDERS MAY LOSE THEIR ENTIRE INVESTMENT.

    The strategy of the Company for growth is substantially dependent upon its ability to market its related content and services successfully to its subscribers. There can be no assurance that its content and services will achieve significant market acceptance, and that such acceptance, if achieved, will be sustained for any significant period or that content life cycles will be sufficient (or substitute products developed) to permit the Company to recover associated costs. Failure of the products of the Company to achieve or sustain market acceptance could have a material adverse effect on the business, financial conditions, and results of operations.

27. THE COMPANY MAY NOT BE ABLE TO CONTINUE OPERATING IF IT IS UNABLE TO MANAGE ITS FUTURE GROWTH.

    The Company expects to experience growth and expects such growth to continue for the foreseeable future. The Company's growth may place a significant strain on its management, financial, operating, and technical resources. Failure to manage this growth effectively could have a material adverse effect on the Company's financial condition or results of operations.

28. THERE MAY BE ADDITIONAL COSTS THAT WERE NOT ANTICIPATED AND THERE IS NO CERTAINTY THAT THE COMPANY WILL BE ABLE TO RAISE THE ADDITIONAL FINANCING NECESSARY TO COVER THESE COSTS.

    Management has used reasonable efforts to assess and predict costs and expenses. However, there can be no assurance that implementing the Company's business plan may not require more employees, capital equipment, supplies, or other expenditure items than management has predicted. Similarly, the cost of compensating additional management, employees, and consultants, or other operating costs may be more than management's estimates, which could result in sustained losses.

29. THE COMPANY CANNOT OFFER ANY ASSURANCES THAT IT WILL RECEIVE SIGNIFICANT REVENUES OR CAN ACHIEVE OPERATING PROFITS. IF THE COMPANY CANNOT MAKE A PROFIT, SHAREHOLDERS MAY LOSE THEIR ENTIRE INVESTMENT.

    There can be no assurance that the Company will be able to develop consistent revenue or that its operations will become profitable.

30. THERE IS A RISK THE COMPANY COULD LOSE ITS ABILITY TO CONTINUE ITS CONTENT AND SERVICES OR DISCONTINUE OPERATIONS IF IT EXPERIENCES UNINSURED LOSSES OR AN ACT OF GOD.

    The Company may, but is not required to, obtain comprehensive liability and other business insurance of the types customarily maintained by similar businesses. There are certain types of extraordinary occurrences, however, which may be either uninsurable or not economically insurable. For example, in the event of a major earthquake, the Company's Internet content delivery infrastructure could be rendered inoperable for protracted periods of time, which would adversely affect its financial condition. In the event of a major civil disturbance, the Company's operations could be adversely affected. Should such an uninsured loss occur, the Company could lose significant revenues and financial opportunities in amounts that would not be partially or fully compensated by insurance proceeds.

31. THE COMPANY'S ENTIRE BUSINESS STRATEGY IS DEPENDENT ON SUBSCRIPTION SALES AND NEW CONTENT. IF THE COMPANY IS UNABLE TO ACHIEVE ITS SALES ESTIMATES IT MAY FAIL AND SHAREHOLDERS MAY LOSE THEIR INVESTMENT.

    The strategy of the Company for growth may be substantially dependent upon its ability to market and distribute content successfully and may require it to introduce successful new products and services. Other companies, including those with substantially greater financial, marketing, and sales resources, compete with the Company. There can be no assurance that the Company will be able to market and distribute its products and services on acceptable terms, or at all. There can be no assurance that the Company will be able to develop new products and services that will be commercially successful. Failure to market its products and services successfully, or develop, introduce, and market new products and services successfully, could have a material adverse effect on the Company's business, financial condition, or results of operations.

32. THE COMPANY IS DEPENDANT ON THIRD-PARTY PROVIDERS FOR CERTAIN SERVICES AND MAY NOT BE ABLE TO CONTINUE OPERATIONS IF THERE IS A DISRUPTION IN THE SUPPLY OF SUCH SERVICES.

    The Company may be dependent upon various third parties for significant services, which services may be provided pursuant to agreements with such providers. Inasmuch as the capacity for certain services by certain third parties may be limited, the inability of those third parties, for economic or other reasons, to provide services could have a material adverse effect.

33. THE COMPANY MAY BE REQUIRED TO OBTAIN CERTAIN LICENSES AND THERE IS NO ASSURANCE THAT THE COMPANY WILL BE ABLE TO ACQUIRE SUCH LICENSES. THE COMPANY ALSO FACES THE RISK OF LOSING CERTAIN PROPRIETARY INFORMATION TO ITS COMPETITORS.

    The utilization or other exploitation of the content developed or offered by the Company may require it to obtain licenses or consents from the producers or other holders of copyrights or other similar rights relating to its content. In the event the Company is unable, if so required, to obtain any necessary license or consent on terms which management of the Company considers to be reasonable, it may be required to cease developing, utilizing, or commercially exploiting content affected by those copyrights or similar rights. In the event that the Company is challenged by holders of such copyrights, or other similar rights, there can be no assurance that it will have the financial or other resources to defend any resulting legal action, which could be significant.

34. THE COMPANY MAY NOT BE ABLE TO MARKET ITS PRODUCTS VIA THE INTERNET AND LOSE MARKET SHARE AS A RESULT.

    The Internet has changed traditional marketing patterns in a wide variety of industries. The significance of personal computer usage may lead to entirely new methods of marketing and sales of services and products. The Company may not be able to keep pace with the rate of change in its markets brought about by the Internet and may need to move towards traditional non-electronic sales, marketing and distribution.

Risks Related to this Offering

35. THE COMPANY CANNOT PROVIDE ANY GUIDANCE AS TO THE FEDERAL TAX IMPLICATIONS OR CONSEQUENCES OF THE PURCHASE OR SALE OF THESE SHARES.

    The Company has obtained no ruling from the Internal Revenue Service and no opinion of counsel with respect to the federal income tax consequences of this Offering. Consequently, purchasers of the offered shares must evaluate for themselves the income tax implications that result from their purchase and possible subsequent sale of the offered shares.

36. THE COMPANY'S BUSINESS STRATEGY ANTICIPATES INTERNATIONAL SALES. THERE IS SIGNIFICANT RISK ASSOCIATED WITH DOING BUSINESS IN INTERNATIONAL MARKETS AND THE COMPANY MAY FAIL TO MEET SALES LEVELS REQUIRED IN ORDER TO REMAIN IN BUSINESS.

    An aspect of the Company's strategy is to promote and commercially exploit its content and services in international markets. There can be no assurance that the Company will be able to market and operate its content and services in foreign markets successfully. In addition to the uncertainty as to the Company's ability to generate revenues from foreign operations and create an international presence, there are certain risks inherent in doing business internationally, such as unexpected changes in regulatory requirements, export restrictions, trade barriers, difficulties in staffing and managing foreign operations, longer payment cycles, problems in collecting accounts receivable, political instability, fluctuations in currency exchange rates, seasonal reductions in business activity in certain parts of the world, and potentially adverse tax consequences, which could adversely impact the success of the Company's international operations. There can be no assurance that one or more of such factors will not have a material adverse effect on the Company's potential future international operations and, consequently, on the Company's business, operating results and financial condition. In order to attract and retain users, the Company plans significant expenditures on sales and marketing, content development, technology and infrastructure. Many of these expenditures may be planned or committed in advance and in anticipation of future revenues. If the Company's revenues in a particular period are less than it anticipates, it may be unable to reduce spending in that period. As a result, any shortfall in revenues would likely adversely affect the Company's operating results.

    The Company anticipates that revenue from the sale of the products may be derived from customers located primarily in the United States of America and Canada. Because a number of the principal customers of the Company may be located in other countries as well, the Company anticipates that international sales may account for a portion of its revenues. There can be no assurance that the Company will be able to manage these operations effectively or that the Company's activities will enable it to compete successfully in international markets or to satisfy the service and support requirements of its customers. There can be no assurance that any of these factors will not have a material adverse effect on the Company's business, financial condition, and results of operations.

    The Company may sell its content and services in currencies other than the United States dollar, which would make the management of currency fluctuations difficult and expose the Company to risks in this regard. The Company's results of operations may be subject to fluctuations in the value of various currencies against the United States dollar. Although management will monitor the Company's exposure to currency fluctuations, there can be no assurance that exchange rate fluctuations will not have a material adverse effect on the Company's results of operations, or financial condition.

    The products and services of the Company may be subject to numerous foreign government standards and regulations that are continually being amended. Although the Company will endeavor to satisfy foreign technical and regulatory standards, there can be no assurance that the products of the Company will be able to comply with foreign government standards and regulations, or changes thereto, or that it will be cost effective for the Company to redesign its products or technologies to comply with such standards or regulations. The inability of the Company to design or redesign products to comply with foreign standards could have a material adverse effect on the Company's business, financial condition and results of operations.

                             USE OF PROCEEDS

    The Company intends to use the proceeds of this Offering (i) to continue to develop or enhance its current content and technologies, specifically, the Company's website www.HerFlexAppeal.com; (ii) to hire and pay for new content and models for its website; (iii) for the expansion of the Company's marketing and sales capabilities; (iv) for other general corporate and working capital purposes. The Company can give no assurance that its research and development will provide technologies or products that will be commercially feasible or acceptable. Although the Company presently intends to use the proceeds of this Offering as described in this section, management of the Company has absolute discretion to adjust the application and allocation of the net proceeds of this Offering in order to accommodate various circumstances and opportunities. As a result of the foregoing, the success of the Company may be affected by the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds of this Offering. In the event that the Company's plans change, its assumptions change or prove to be inaccurate, or the proceeds of the Offering prove to be insufficient, the Company may find it necessary or advisable to reallocate proceeds within the above-described categories or to use proceeds for other purposes, or it may be required to seek additional financing or curtail its operations.

    The Company anticipates administrative expenses of approximately $4,427 over the next twelve months associated with this Offering, including legal, accounting and SEC filing ($2,077); printing/mail ($250); and transfer agent fees ($2,100). The remaining proceeds will be allocated as described in the preceding paragraph.

    The net proceeds of this Offering that are not expended immediately may be deposited, at the Company's discretion, in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market accounts or similar investments, which may not be insured.

    This Offering is being made on a self-underwritten basis - no minimum of shares must be sold in order for the Offering to proceed. The offering price per share is $0.02. The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this Offering by the Company.

                                  If 25% of  If 50% of  If 75% of  If 100% of
                                    Shares     Shares     Shares     Shares
                                     Sold       Sold       Sold       Sold
GROSS PROCEEDS FROM                 ------     ------     ------     ------
  THIS OFFERING                     $20,000    $40,000    $60,000    $80,000
                                    =======    =======    =======    =======


                                 -23

Less: Offering Expenses
  Legal and Accounting Expenses       2,062      2,062      2,062      2,062
  SEC Filing                             15         15         15         15
  Printing                              250        250        250        250
  Transfer Agent                      2,100      2,100      2,100      2,100
                                    -------    -------    -------    -------
TOTAL                               $ 4,427    $ 4,427    $ 4,427    $ 4,427
                                    -------    -------    -------    -------
Less: Content Development Services
  Portable Digital Media Storage        600        600        600        600
  Model/Talent Costs                  3,000      7,000     11,000     15,000
  Trade Show Attendance               4,000      7,000     10,000     15,000
                                    -------    -------    -------    -------
TOTAL                               $ 7,600    $14,600    $21,600    $30,600
                                    -------    -------    -------    -------
Less: Sales & Marketing
  Web Site Enhancement                  700      2,000      3,000      4,000
  Computer Hardware                     500      2,000      2,000      2,500
  Direct Email Campaign                 300      1,000      2,000      3,000
                                    -------    -------    -------    -------
TOTAL                               $ 1,500    $ 5,000    $ 7,000    $ 9,500
                                    -------    -------    -------    -------
Less: ADMINISTRATION EXPENSES
  Office, Stationery,
    Telephone, Internet                 500      2,000      3,000      4,000
  Legal and Accounting                1,000      2,500      5,000      6,000
  Secretary                               0      1,000      2,000      5,000
                                    -------    -------    -------    -------
TOTAL                               $ 1,500    $ 5,500    $10,000    $15,000
                                    =======    =======    =======    =======
TOTALS                              $15,027    $29,527    $43,027    $59,527
WORKING CAPITAL                     $ 4,973    $10,473    $16,973    $20,473

Note: The above figures represent estimated costs.

                      DETERMINATION OF OFFERING PRICE

    The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $80,000 in this Offering. The Offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

    - our lack of operating history,
    - the proceeds to be raised by the offering,
    - the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing stockholders, and
    - our relative cash requirements.

             DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

    Existing Stockholders if all of the Shares are Sold

        Price per share                                              $0.02
        Net tangible book value per share before the Offering       $0.005
        Potential gain to existing shareholders                    $80,000
        Net tangible book value per share after the Offering        $0.005
        Increase to present stockholders in net tangible
          book value per share after the Offering                    $0.00
        Capital contributions                                      $23,000
        Number of shares outstanding before the Offering        10,200,000
        Number of shares after the Offering held
          by existing stockholders                               7,000,000
        Percentage of ownership after the Offering                  51.0 %

    Purchasers of Shares in this Offering if all the Shares are Sold

        Price per share                                              $0.02

        Dilution per share                                         $0.0136
        Capital contributions                                      $80,000
        Percentage of Capital Contributions                         78.0 %
        Number of shares after offering held by public investors 7,200,000
        Percentage of ownership after the Offering                  51.0 %

    Purchasers of Shares in this Offering if 75% of Shares Sold

        Price per share                                              $0.02
        Dilution per share                                         $0.0146
        Capital contributions                                      $60,000
        Percentage of Capital Contributions                         72.0 %
        Number of shares after offering held by public investors 6,200,000
        Percentage of ownership after the Offering                  46.9 %

    Purchasers of Shares in this Offering if 50% of Shares Sold
        Price per share                                              $0.02
        Dilution per share                                         $0.0158
        Capital contributions                                      $40,000
        Percentage of Capital Contributions                         63.0 %
        Number of shares after offering held by public investors 5,200,000
        Percentage of ownership after the Offering                  43.0 %

    Purchasers of Shares in this Offering if 25% of Shares Sold
        Price per share                                              $0.02
        Dilution per share                                         $0.0172
        Capital contributions                                      $20,000
        Percentage of Capital Contributions                           46 %
        Number of shares after offering held by public investors 4,200,000
        Percentage of ownership after the Offering                  38.0 %

                        SELLING SECURITY HOLDERS

    The following table sets forth information, as of the date of this Offering, with respect to the beneficial ownership of our common stock both before and after the Offering. The table includes all those who beneficially own any of our outstanding common stock and are registering their shares in the concurrent Offering. NOTE: Our sole Officer and Director, John Paul Erickson, as of the date of this Prospectus, owns 7,000,000 common shares, which are subject to Rule 144 restrictions.

    There are currently nine shareholders of our common stock.

    The percentages determined in these calculations are based upon the 3,200,000 of our common shares issued and outstanding as of the date of this Prospectus. The following table shows the number of shares and percentage before and after this Offering:

                                               Total     Total
Name of Beneficial       Ownership  % Before   Shares    Shares    % Owned
Owners of                 Before    Offering   Offered   After      After
Common Stock             Offering      (1)     for Sale  Offering  Offering
------------------       ---------  ---------  --------  --------  --------

Zina Weston               380,000      3.7%    380,000       0         0%
Adele Paulson             420,000      4.1%    420,000       0         0%
Harvey Kardos             380,000      3.7%    380,000       0         0%
0%Allan Buch              420,000      4.1%    420,000       0         0%
Richard Haney             400,000      3.9%    400,000       0         0%
Roland Phillips           400,000      3.9%    400,000       0         0%
Joseph DeChellis          400,000      3.9%    400,000       0         0%
Naomi Glass               400,000      3.9%    400,000       0         0%

  (1) Based on 10,200,000 common shares outstanding prior to the primary
      Offering.

     Except as pursuant to applicable community property laws, the persons named in this table have sole voting and investment power with respect to all shares of common stock.

                           PLAN OF DISTRIBUTION

    We are Offering 4,000,000 shares on a self-underwritten basis. The offering price is $0.02 per share for the duration of the Offering.
In addition, certain Selling Shareholders are concurrently registering shares of common stock for possible resale at the same time we are conducting this Offering. The percentage of the total outstanding common stock being offered by the Selling Shareholders is approximately 31.3% based upon the 10,200,000 common shares that are issued and outstanding as of the date of this Prospectus. There is no arrangement to address the possible effect of the concurrent primary and secondary offerings on the price of the stock.
The Company will sell its shares only through John Paul Erickson, our President and Director. Mr. Erickson will receive no commission from the sale of any shares. He will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the Offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

  (1) The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation;
  (2) The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;
  (3) The person is not at the time of their participation, an associated person of a broker/dealer; and,
  (4) The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve
      (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii)

    Mr. Erickson is not statutorily disqualified, not being compensated, and not associated with a broker/dealer. He is and will continue to be our President and a Director at the end of the Offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. Mr. Erickson has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation. Mr. Erickson is not selling any of his shares in this Offering and has not sold any during the last twelve months.

    Only after our Prospectus is effective by the SEC, do we intend to advertise, possibly through tombstones, and hold investment meetings in various states and/or provinces where the Offering may be registered. We will not use the Internet to advertise our Offering. We may also distribute the Prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and are considering a possible investment in the Offering.

    We confirm that we have not engaged and will not be engaging a "finder" in connection with this Offering.

Offering Period and Expiration Date

    This Offering will start on the effective date of this Prospectus and continue for a period of 90 days. We may extend the offering period for an additional 90 days, or unless the Offering is completed

Procedures for Subscribing

    No payment for the shares will be accepted until after DigiCurve's Form SB-2 Registration Statement for this Offering has been approved and deemed effective by the Securities and Exchange Commission.

    If you decide to subscribe for any shares in this offering, you must:

    (1) Execute and deliver a subscription agreement.
    (2) Deliver a check or certified funds to us for acceptance or rejection, in our sole discretion.

Right to Reject Subscriptions

    We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All moneys from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

                             LEGAL PROCEEDINGS

    We are not a party to any material legal proceedings and to our knowledge; no such proceedings are threatened or contemplated by any party.

                          DESCRIPTION OF PROPERTY

    The Company does not own any real estate or other properties. The Company's office is located at 2764 Lake Sahara Drive, Suite 111, Las Vegas NV 89117 and our telephone number is (702) 851-5424 and the fax is (702) 838-5130.

                                 BUSINESS

Company History

    DigiCurve, Inc. ("DigiCurve") is a development stage Company, incorporated on July 21, 2004, in the State of Nevada, to enter into the online content provider industry specializing in images of physically fit athletic females. The Company has created a subscription-based website branded "HerFlexAppeal" where the Company's content is available for viewing and downloading. The Company creates its own original content by hiring female models and creating pictorial albums available for online viewing. The Company attends various bodybuilding, fitness and sports competitions throughout North America that attract the talent required for the Company's website content. The website includes still pictures and video clips.

    The Company signed a "Consulting Services Agreement" with Altres Group, LLC, effective July 15, 2004, whereby Altres Group will assist the Company in the creation of the corporate entity, provide consulting services, assistance to become a United States reporting company, and other related matters regarding the preparation and filing of materials related to "public company" filings. The Company has agreed to pay Altres Group a total of $45,000 for its services, of which $5,000 has been paid and the remaining $40,000 balance to be payable immediately upon filing of a Form 15(C)211 package with a securities broker/dealer and acceptance of same by the NASD or similar approval authority.

    In December 2004, the Company entered into a revenue sharing agreement with Diana The Valkyrie whereby Diana The Valkyrie will provide website design and server space, technical support, administration, and billing in return for 50% of the subscription revenue.

    To date, the Company has a limited operating history and has recently launched its business strategies, launched its subscription-based website, and generated minimal revenues.


    DigiCurve has provided the following information concerning the Company and its business for inclusion in this Offering. The information contained herein does not purport to be all-inclusive or to contain all the information that a prospective investor may desire. This information contains statements that constitute "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements that express or involve discussions with respect to predictions, business strategy, budgets, developments opportunities or projects, the expected timing of transactions or other expectations, beliefs, plans, objectives, assumptions or future events or performance are not statements of historical fact and may be "forward-looking statements". Forward-looking statements are based on expectations, estimates and projections at the time the statements are made that involve a number of known and unknown risks and uncertainties which could cause actual results or events to differ materially from those anticipated by DigiCurve, Inc.

Company Description

    DigiCurve, Inc. owns and operates a subscription-based website located at www.HerFlexAppeal.com. This website features multi-media content including digital images, video clips, and profiles of athletic models. To gain access to the content, a customer must subscribe to the site by paying a monthly fee of $13.95 US.

    The target audience is a niche market looking to purchase content featuring athletic models.

    The Company's primary revenue stream is derived from subscribers who pay a recurring monthly fee to access the multi-media content provided in the membership section. The majority of subscribers pay for access to the material in the membership section by using a credit card. A small percentage of the subscribers, less than two percent (2%), are expected to pay by using a money order sent via the post office.

    The Company creates subscriber loyalty of the website by publishing new content on the website a number of times throughout the week. Additionally, the Company introduces new models to the website on a regular basis.

    DigiCurve also intends to offer video content or "video on demand," on the HerFlexAppeal.com website that purchasers can download from the Company's server directly to a computer. Purchasers will pay a one-time fee that will give them access to download the video content. The video on demand component on the website will be available to subscribers of the site as well as the general public.

    One of the major keys to the Company's success will be subscriber loyalty thought the regular addition of new models and content. The Company attends various bodybuilding and athletic competitions to find new talent and content for the Company's website. The Company hires the talent for a photo or video shoot and the talent signs a complete model release allowing the Company to use the content on its website without paying any additional royalties. The Company pays the models a one-time modeling fee averaging $100.00 per hour for the duration of the photo or video shoot.

    The Company will also contract with professional still photographers and video photographers to make sure the quality of the Company's content is professional and always in good taste. Professional models, photographers, and makeup artists are key to creating the quality imagery that the Company needs to be successful and create market differentiation from the low quality, unprofessional imagery available on the Internet today.

Market Opportunity

    The market for pictures of beautiful women has been well established for many years through various "mens" magazines that have realized great financial success by providing quality, non-pornographic photos. Today, with the quality of computer monitor screens and the access of content through the Internet, this type of media can readily be available to a larger market at a far lower cost.

    DigiCurve has recognized that there is a growing interest in a relatively new vertical market of female photography - that of physically fit athletic females. Over the past two decades, and more noticeably in the late 1990's, athletic women have gained global recognition in athletic prowess and have garnered a large general audience, competing professionally in sports that were at one time exclusively dominated by men. In 1996, NBA Board of Governors approved the concept of a Women's National Basketball Association
(WNBA) to begin play in June 1997. Additionally, the physically fit athletic female has also moved into the gym, with competitive female bodybuilding becoming a globally recognized spectator sport and gaining a greater audience annually. It is this increasing trend, interest, and acceptance of fit females in modern society that DigiCurve intends to capitalize on with the development and marketing of its products.

Product Description

    DigiCurve offers a variety of content and services based on the physically fit female genre. The content and services available on the HerFlexAppeal website are still photography images, downloadable video clips, biographies, and articles based on particular female models or sports.

    The Company hosts the HerFlexAppeal.com website on a shared web server provided by Diana The Valkyrie, a company based in England that specializes in web hosting and e-commerce solutions for subscription-based websites related to the concept of the HerFlexAppeal.com website.

    Even though new content and the quantity of content are the basic requirements for success of the HerFlexAppeal website, DigiCurve is dedicated to "quality over quantity" in providing high quality, professional images that will differentiate the Company's product offering from the competition. The website subscribers will be able to enjoy imagery containing artistic taste and quality only found in the finest of men's magazines currently available in the marketplace today.

Marketing
    The Internet product and services industry has developed some time tested marketing techniques that are still valid in today's market environment. Internet marketing can be very cost effective in branding a product to a very large audience. These techniques include non-spam direct mail initiatives, registration with well-established industry-wide search engines, and reciprocal marketing arrangements with similar websites.

    DigiCurve, Inc. plans to promote the awareness of the HerFlexAppeal.com website through a marketing plan that consists of nine major components:

   (1) Register the website with Internet search engines.
   (2) List the website on free directories.
   (3) Develop link exchanges with similar websites.
   (4) Provide free sample content to others to drive traffic to our website.
   (5) Post information on bulletin boards.
   (6) Post free sample content on related newsgroups.
   (7) Sponsor model searches on the Internet.
   (8) Sponsor female competitions.
   (9) Develop non-spam direct email campaigns.

    The Company intends to register the HerFlexAppeal.com website on as many Internet search engines as is practical. DigiCurve believes that the most important search engine on which it can register the website is the Google search engine because many other search engines, such as Lycos and Excite, use it as a primary source for their search results.

    A link exchange means that DigiCurve places a link to a related website on the HerFlexAppeal.com website. In exchange, the related website reciprocates by placing a link to HerFlexAppeal.com on their website. The Company anticipates being able to establish at least 60 link exchanges within the next twelve months.

Direct Competition

    DigiCurve's primary competition is from other web-based entertainment directories and providers of athletic female content, although the Company does compete with other formats, such as video and DVD, for the delivery of content. Many websites will compete with HerFlexAppeal.com for visitors and advertisers and the Company expects this competition to increase in the future. The Company believes that the primary competitive factors in the market include brand recognition, the volume and quality of content, products, and services available on HerFlexAppeal.com, ease of use, sales and marketing efforts, and user demographics. The Company's significant competitors include Builtmore.com, HerBiceps.com, FitSights.com, FemFlex.com, AthleticWomenMagazine.com, Women's Physique World, and BaronSports.com.
The Company believes that some of its competitive strengths include the branding of HerFlexAppeal.com domain name, ease of use of the website, and quality of content. The Company intends to build strong brand recognition and increase the amount of products and services offered as the Company builds its website and increases exposure on the Internet by advertising and search engine registration.
Staffing

    As of August 31, 2005, DigiCurve has no permanent staff other than its sole Officer and Director, Mr. John Paul Erickson, who is the President and Chairman of the Company. Mr. Erickson is self-employed and has the flexibility to work on DigiCurve up to 10 hours per week and is prepared to devote more time, as may be required. He is not being paid at present.

Employees and Employment Agreements

    At present, DigiCurve has no employees other than its current Officer and Director, Mr. Erickson, who has not been compensated. There are no employment agreements in existence. The Company presently does not have, pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, the Company may adopt plans in the future. There are presently no personal benefits available to the Company's director.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

    This section of the Prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project, and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this Prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

    We are a development-stage Company organized to enter into the online content provider industry specializing in images of physically fit athletic females. We have recently commenced business operations and have generated minimal revenues.

    Our auditors have issued a "going concern" opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any substantial revenues and no substantial revenues are anticipated until we have completed the financing anticipated in this Offering. Accordingly, we must raise cash from sources other than from the sale of our content and services. Our only other source for cash at this time is investments by others in this Offering. We must raise cash to implement our business strategy and stay in business. The amount of the Offering will likely allow us to operate for at least one year. Our success or failure will be determined by our ability to pay for and develop new content and services.

    To meet our need for cash we are attempting to raise money from this offering. Whatever money we do raise, will be applied to the items set forth in the Use of Proceeds section of this Prospectus.

                                MANAGEMENT

Officers and Directors

    Our sole Director serves until his successor is elected and qualified. Our sole Officer is elected by the Board of Directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The Board of Directors has no nominating or compensation committees. The Company's current Audit Committee consists of our sole Officer and Director.

    The name, address, age, and position of our present Officer and Director is set forth below:

Name and Address               Age   Position(s)
----------------               ---   -----------
John Paul Erickson              47    President, Secretary/ Treasurer, Chief
Suite 818, Drake Street               Financial Officer, and Chairman of the
Vancouver, British Columbia           Board of Directors.
Canada V6B 5W7

    The person named above has held his offices/positions since inception of our Company and is expected to hold his offices/positions at least until the next annual meeting of our stockholders.

Background of Officers and Directors

    Mr. John Paul Erickson has spent the past several years operating a number of successful e-commerce websites, employing his experience in journalism, photography, and business management. Since 1989 to present, Mr. Erickson has freelanced in the field of journalism and photography. His work has appeared in a wide variety of international publications including Muscle and Fitness, MuscleMag International, Natural Bodybuilding and Fitness, Pro Wrestling Illustrated, and Oxygen. Additionally, he has published a number of health-related subscription newsletters.

    Coinciding with Mr. Erickson's freelance activities in sports photography and journalism, he practiced hypnotherapy at the Branigan Medical Clinic under Dr. Don Branigan in Whitehorse, Yukon Territories, Canada during the period of 1991 through 1994. From 1994 through to 1997, Mr. Erickson was Marketing director for the Regina Hotel in Whitehorse.

Conflicts of Interest

    At the present time, the Company does not foresee any direct conflict of interest between Mr. Erickson's other business interests and his involvement in DigiCurve.

                            EXECUTIVE COMPENSATION

Summary Of Compensation

    DigiCurve has made no provisions for cash compensation or for non-cash compensation to its sole Officer and Director. No salaries are being paid at the present time, and will not be paid unless, and until, there is available cash flow being generated from operations to pay salary.

Employment Agreements

    At this time, DigiCurve has not entered into any employment agreements with its sole Officer and Director. The Company may in the future, if there is available cash flow from operations, enter into employment agreements with its Directors and Officers and key staff members.

Stock Option Plan

    The Board of Directors of DigiCurve has not adopted a stock option plan ("Stock Option Plan"). The Company has no plans to adopt a stock option plan but may choose to do so in the future. If such a plan is adopted, this plan may be administered by the board or a committee appointed by the board (the "Committee"). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not, without the written consent of the optionee, impair any rights under any option previously granted. DigiCurve may develop an incentive based stock option plan for its Officers and Directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

Stock Awards Plan

    The Company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

                         PRINCIPAL STOCKHOLDERS

    The following table sets forth, as of the date of this Prospectus, the total number of shares owned beneficially by our sole Officer and Director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what his ownership will be assuming completion of the sale of all shares in this Offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

                                            Number of           % of
                                           Shares After     Ownership After
Name and Address         Number of      Offering Assuming  Offering Assuming
Beneficial             Shares Before       All of the        All of the
Ownership (1)          the Offering      Shares are Sold   Shares are Sold
----------------       ------------      ---------------   ---------------
John Paul Erickson,      7,000,000          7,000,000           49.2%
Suite 818, Drake Street,
Vancouver, British Columbia,
Canada V6B

All Officers and Directors
as a Group (1 person)    7,000,000          7,000,000           49.2%


(1) The person named above may be deemed to be a "parent" and "promoter" of our Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Erickson is the only "promoter" of our Company.

Future Sales by Existing Stockholders

    A total of 7,000,000 shares of common stock were issued to our sole Officer and Director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition commencing on October 15, 2005. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers' transactions. Shares purchased in this Offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

    Because our sole Officer and Director will continue to retain majority control of us after the Offering, regardless of the number of shares sold, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is gone. This could result in a reduction in value to the shares you own because of the ineffective voting power. No common stock is subject to outstanding options, warrants, or securities convertible into common stock.

                        DESCRIPTION OF SECURITIES

Common Stock

    Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

    - have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;
    - are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
    - do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;
    - and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

    We refer you to our Articles of Incorporation, Bylaws, and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

    Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of Directors, can elect all of the Directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our Directors. After this Offering is completed, present stockholders will own approximately 49.2% of our outstanding shares.

Cash Dividends

    As of the date of this Prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-Takeover Provisions

    There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control. 78.378 through 78.3793 of the Nevada Revised Statutes relates to control share acquisitions that may delay to make more difficult acquisitions or changes in our control, however, they only apply when we have 200 or more stockholders of record, at least 100 of whom have addresses in the State of Nevada appearing on our stock ledger and we do business in this state directly or through an affiliated corporation. Neither of the foregoing events seems likely to occur. Currently, we at present have no Nevada shareholders. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do business in the State of Nevada in the future. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Reporting

    After we complete this Offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

    We have not engaged the services of a transfer agent at this time, however, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, DigiCurve will act as its own transfer agent.

                          CERTAIN TRANSACTIONS

    In October 2004, we issued a total of 7,000,000 shares of common stock to John Paul Erickson, our sole Officer and Director, for total cash consideration of $7,000. This was accounted for as a purchase of common stock. From December 2004 through to August 2005, we issued a total of 3,200,000 common shares for consideration of $16,000, which was accounted for as a purchase of common stock.

                              LITIGATION

    We are not a party to any pending litigation and none is contemplated or threatened.

                               EXPERTS

    Our financial statements for the period from inception to August 31, 2005, included in this Prospectus have been audited by Dale Matheson Carr-Hilton LaBonte, Chartered Accountants, 1700 - 1140 West Pender Street, Vancouver, British Columbia, Canada V6E 4G1 as set forth in their report included in this Prospectus. Their report is provided on their authority as experts in accounting and auditing.

    Jeffrey Nichols, Attorney at Law, Suite 500, 388 Market Street, San Francisco, CA 94111 has acted as our legal counsel. Mr. Nichols has provided his opinion on the legality of the 3,200,000 shares of common stock being registered on behalf of certain Selling Shareholders by way of this Prospectus.

                         FINANCIAL STATEMENTS

    Our fiscal year end is February 28th. We will provide audited financial statements to our stockholders on an annual basis; as prepared by an Independent Certified Public Accountant.

Our financial statements immediately follow:

    FINANCIAL STATEMENTS                                     Page
    --------------------                                     ----
      Auditors Report                                         F-2
      Balance Sheets                                          F-3
      Statements of Operations                                F-4
      Statement of Stockholders' Equity                       F-5
      Statements of Cash Flows                                F-6
      Notes to the Financial Statements               F-7 thru 11


Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

    Dale Matheson Carr-Hilton LaBonte, Chartered Accountants, from their Vancouver, British Columbia, Canada office, are our auditors. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

                              DigiCurve, Inc.
                      (A Development Stage Company)

                          FINANCIAL STATEMENTS

                           February 28, 2005

                                   and

                              August 31, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENT OF STOCKHOLDERS' EQUITY

STATEMENTS OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

      REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      -------------------------------------------------------

To the Stockholders and Board of Directors of DigiCurve, Inc.

We have audited the balance sheets of DigiCurve, Inc. (a development stage company) as at August 31, 2005 and February 28, 2005 and the statements of operations, changes in stockholders' equity and cash flows for the periods from July 21, 2004 (inception) to February 28, 2005, the six months ended August 31, 2005, and the period July 21, 2004 (inception) to August 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at August 31, 2005 and February 28, 2005, and the results of its operations and cash flows and the changes in stockholders' equity for the periods from July 21, 2004 (inception) to February 28, 2005, the six months ended August 31, 2005, and the period July 21, 2004 (inception) to August 31, 2005, in accordance with generally accepted accounting principles in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage and has incurred losses since inception and has limited working capital available raising substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Dale Matheson Carr-Hilton LaBonte
-------------------------------------
CHARTERED ACCOUNTANTS

Vancouver, B.C.
September 28, 2005

                               DIGICURVE, INC.
                       (A Development Stage Company)

                               BALANCE SHEETS



                                                   August 31,    February 28,
                                                       2005            2005
-----------------------------------------------------------------------------

                                   ASSETS

CURRENT ASSETS
   Cash                                              $   9,080     $   13,932
   Accounts Receivable                                   1,020            214
                                                      -----------------------
                                                     $  10,100     $   14,146
                                                      =======================


                    LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable and accrued liabilities          $   3,500     $    5,100
   Due to related parties (Note 5)                           -          1,699
                                                      -----------------------
                                                         3,500          6,799
                                                      -----------------------

GOING CONCERN CONTINGENCY AND COMMITMENTS (Notes 1 and 4)

STOCKHOLDERS' EQUITY
   Capital stock (Note 3)     Authorized
      75,000,000 shares of common stock, $0.001 par value,
   Issued and outstanding
      10,200,000 shares of common stock
         (February 28, 2005: 9,400,000)                10,200          9,400
   Additional paid in capital                          12,800          9,600
   Deficit accumulated during development stage       (16,400)       (11,653)
                                                      -----------------------

                                                         6,600          7,347
                                                      -----------------------

                                                     $  10,100     $   14,146
                                                      =======================


The accompanying notes are an integral part of these financial statements

                              DIGICURVE, INC.
                      (A Development Stage Company)

                         STATEMENTS OF OPERATIONS

                                       Six months July 21, 2004 July 24, 2004
                                         ended    (inception)to (inception)to
                                       August 31,  February 28,  February 28,
                                            2005        2005          2005
-----------------------------------------------------------------------------


WEBSITE REVENUE                         $   5,102   $       214   $     5,316

GENERAL AND ADMINISTRATIVE EXPENSES
   Office and general                       7,724         6,674        14,398
   Professional fees                        2,125         5,193         7,318
                                        -------------------------------------

                                            9,849        11,867        21,716
                                        -------------------------------------

NET LOSS FOR THE PERIOD                $   (4,747) $   (11,653)  $   (16,400)
                                         ====================================



BASIC NET LOSS PER SHARE                 $    (0.00) $     (0.00)

WEIGHTED AVERAGE NUMBER OF COMMON
   SHARES OUTSTANDING                    10,095,652    4,808,610







The accompanying notes are an integral part of these financial statements

                             DIGICURVE, INC.
                      (A Development Stage Company)

                    STATEMENT OF STOCKHOLDERS' EQUITY

   FOR THE PERIOD FROM JULY 21, 2004 (INCEPTION) TO AUGUST 31, 2005


                                                           Deficit
                               Common Stock               Accumulated
                               ------------   Additional    During
                           Number of           Paid In    Development
                            Shares     Amount  Capital      Stage       Total
-----------------------------------------------------------------------------

Balance, July 21, 2004            -  $     -  $       -   $        - $      -

Common stock issued for
   cash at $0.001 per share
      October 15, 2004    7,000,000    7,000          -            -    7,000

Common stock issued for
   cash at $0.005 per share
      December 30, 2004   1,600,000    1,600      6,400            -    8,000
      January 28, 2005      420,000      420      1,680            -    2,100
      February 23, 2005     380,000      380      1,520            -    1,900

Net loss for the period            -        -          -      (11,653)
(11,653)
                         ----------------------------------------------------

Balance, February 28, 2005 9,400,000   9,400      9,600      (11,653)   7,347

Common stock issued for
   cash at $0.005 per share
      March 25, 2005        800,000      800      3,200            -    4,000

Net loss for the period          -        -          -        (4,747) (4,747)
                         ----------------------------------------------------

Balance, August 31, 2005 10,200,000  $10,200   $ 12,800   $   (16,400) $6,600
                         ====================================================





The accompanying notes are an integral part of these financial statements

                               DIGICURVE, INC.
                       (A Development Stage Company)

                          STATEMENTS OF CASH FLOWS


                                     Six months  July 21, 2004  July 21, 2004
                                       ended         ended      (inception)to
                                     August 31,  February 28,     August 31,
                                        2005          2005           2005
-----------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss for the period           $  (4,747)   $  (11,653)   $    (16,400)
   Adjustments to reconcile net
      loss to net cash from
      operating activities:
    - accounts receivables                (806)         (214)         (1,020)
    - accounts payable and
         accrued liabilities            (3,299)        6,799           3,500
                                      ---------------------------------------
NET CASH USED IN OPERATING
   ACTIVITIES                          (8,852)       (5,068)        (13,920)
                                      ---------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds on sale of common stock       4,000        19,000          23,000
                                      ---------------------------------------

NET CASH PROVIDED BY FINANCING
   ACTIVITIES                             4,000        19,000          23,000
                                      ---------------------------------------

INCREASE (DECREASE) IN CASH              (4,852)       13,932           9,080

CASH, BEGINNING OF PERIOD                13,932             -               -
                                      ---------------------------------------

CASH, END OF PERIOD                  $    9,080    $   13,932   $       9,080
                                      =======================================


Supplemental disclosures with respect to cash flows:

   Interest paid                     $      -      $      -     $        -

   Income taxes paid                 $      -      $      -     $        -



The accompanying notes are an integral part of these financial statements.

                           DIGICURVE, INC.
                   (A Development Stage Company)

                 NOTES TO THE FINANCIAL STATEMENTS

               AUGUST 31, 2005 AND FEBRUARY 28, 2005

NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION
-------------------------------------------------------
DigiCurve, Inc. ("DigiCurve") is in the initial development stage and has incurred losses since inception totalling $16,400. The Company was incorporated on July 21, 2004 in the State of Nevada. The Company's fiscal year end is February 28. The Company was organized to enter into the online content provider industry specializing in images of physically fit athletic females. The Company has created a subscription-based website branded "HerFlexAppeal" where the Company's content will be available for viewing and downloading. The Company will create its own original content by hiring female models and creating pictorial albums available for online viewing. The Company will attend various body-building, fitness and sports competitions throughout the world that attract the talent required for the Company's website content. The Company has a revenue sharing agreement with Diana The Valkyrie whereby Diana The Valkyrie will provide website design and server space, technical support, administration and billing in return for 50% of revenues.

To date the Company has generated minimal revenues from its business operations. The ability of the Company to continue as a going concern is dependant on raising capital to fund its business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern. The Company is funding its initial operations by way of issuing Founders' shares and a Private Placement Offering Memorandum for 10,000,000 shares at $0.005 per share. As of August 31, 2005 the Company had sold 10,200,000 shares and had received $23,000 in proceeds from the sale of the Company's common stock of which 7,000,000 Founders' shares were issued at $.001 per share for net proceeds of $7,000 and 3,200,000 shares were issued at $.005 per share for net proceeds of $16,000 pursuant to the Private Placement Offering Memorandum.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------
Basis of Presentation
These financial statements are presented in United States dollars and have been prepared in accordance with United States generally accepted accounting principles.

Use of Estimates and Assumptions
Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Income taxes
The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment. As at August 31, 2005 the Company had net operating loss carry forwards. However, due to the uncertainty of realization the Company has provided a full valuation allowance for the deferred tax assets resulting from these loss carryforwards.

Net Income (Loss) per Share
Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive losses per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Foreign Currency Translation
The financial statements are presented in United States dollars. In accordance with SFAS No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the period. Related translation adjustments are reported as a separate component of stockholders' equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

Revenue Recognition
The Company derives its revenues from website subscriptions and records only its 50% share of the revenues in accordance with a revenue sharing agreement. The amount and collectability of these subscription revenues is subject to uncertainty; accordingly revenues are recognized when the amount can be determined and collectability can be reasonably assured.

Website Development Costs
The Company has adopted the provisions of EITF 00-2 "Accounting for Web Site Development Costs" and AICPA SOP 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" whereby costs incurred in the preliminary project phase are expensed as incurred; costs incurred in the application development phase are capitalized; and costs incurred in the post-implementation operating phase, including costs of acquiring content, are expensed as incurred. The Company has not currently incurred any significant development costs relating to its operational websites.

Stock-based Compensation
In December 2002, the Financial Accounting Standards Board issued Financial Accounting Standard No. 148, "Accounting for Stock-Based Compensation -

Transition and Disclosure" ("SFAS No. 148"), an amendment of Financial Accounting Standard No. 123 "Accounting for Stock-Based Compensation" ("SFAS No. 123"). The purpose of SFAS No. 148 is to: (1) provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation, (2) amend the disclosure provisions to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation, and (3) to require disclosure of those effects in interim financial information. As the Company has not granted any stock options no pro-forma disclosure has been provided.

The Company has elected to account for stock options granted to employees and officers using the intrinsic value based method in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", ("APB No. 25") and comply with the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148 as described above. Under APB No. 25, compensation expense is recognized based on the difference, if any, on the date of grant between the estimated fair value of the Company's stock and the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and pro-rata for future services over the option-vesting period. In addition, with respect to stock options granted to employees, the Company provides pro-forma information as required by SFAS No. 123 showing the results of applying the fair value method using the Black-Scholes option pricing model. In accordance with SFAS No. 123, the Company applies the fair value method using the Black-Scholes option-pricing model in accounting for options granted to consultants.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force in Issue No. 96-18 ("EITF 96-18"). Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

The Company has also adopted the provisions of the Financial Accounting Standards Board Interpretation No.44, Accounting for Certain Transactions Involving Stock Compensation - An Interpretation of APB Opinion No. 25 ("FIN 44"), which provides guidance as to certain applications of APB 25.

The Company has not adopted a stock option plan and has not granted any stock options. Accordingly, no stock-based compensation has been recorded to date.

Fair Value of Financial Instruments
In accordance with the requirements of SFAS No. 107, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123 (Revised 2004), "Share-Based Payment" ("SFAS 123(R)"), which requires the compensation cost related to share-based payments, such as stock options and employee stock purchase plans, be recognized in the financial statements based on the grant-date fair value of the award. SFAS 123(R) is effective for all interim periods beginning after December 15, 2005. Management is currently evaluating the impact which the adoption of this standard will have on the Company's financial condition or results of operations, should the Company grant stock options in the future.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets", an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions ("SFAS 153") SFAS 153 requires that exchanges of non-monetary assets are to be measured based on fair value and eliminates the exception for exchanges of non-monetary, similar productive assets, and adds an exemption for non-monetary exchanges that do not have commercial substance. SFAS 153 is effective for fiscal periods beginning after June 15, 2005. Management does not believe that the adoption of this standard will have a material impact on the Company's financial condition or results of operations.

NOTE 3 - CAPITAL STOCK
----------------------
The Company's capitalization is 75,000,000 common shares with a par value of $0.001 per share.

As at August 31, 2005 the Company has not granted any stock options and has not recorded any stock-based compensation.

During the period ended February 28, 2005, a director purchased 7,000,000 shares of common stock in the Company at $0.001 per share with proceeds to the Company totalling $7,000.

Private Placement
On October 19, 2004 the Company issued a Private Placement Offering Memorandum offering 10,000,000 shares of common stock at a price of $0.005 per share. The total amount to be raised in this financing is $50,000. As of August 31, 2005 the Company had sold 3,200,000 shares and had received $16,000 in proceeds from the sale of the Company's common stock.

NOTE 4 - COMMITMENTS
--------------------
On July 15, 2004 the Company entered into a Consulting Services Agreement with the Altres Group LLC ("Altres") to assist in the creation of the corporate entity, obtaining a United States public listing, and other related matters regarding the preparation and filings of materials related to a public company filing.

DigiCurve has agreed to pay Altres a total of $45,000 for its services of which $5,000 was paid on October 28, 2004 and the remaining $40,000 balance is to be payable immediately upon filing of a Form 15 (C) 211 package with a securities broker/dealer and acceptance of same by the NASD.

NOTE 5 - INCOME TAXES
---------------------
The Company has adopted FASB No. 109 for reporting purposes. As of August 31, 2005, the Company had net operating loss carry forwards of approximately $16,400 that may be available to reduce future years' taxable income and will expire commencing 2015. Availability of loss usage is subject to change of ownership limitations under Internal Revenue Code 382. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carryforwards.

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MAY NOT BE RELIED ON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY OF THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR SOLICITATION OF ANY OFFER TO BUY, BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR ANY SUCH PERSON TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER, SOLICITATION OR SALE MADE HEREUNDER, SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THE PROSPECTUS.
                            ------------------------

                               TABLE OF CONTENTS

                                                                    PAGE
                                                                    ----
SUMMARY OF OUR PROSPECTUS                                              4
RISK FACTORS                                                           7
USE OF PROCEEDS                                                       23
DETERMINATION OF OFFERING PRICE                                       24
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES                         25
SELLING SECURITY HOLDERS                                              26
PLAN OF DISTRIBUTION                                                  27
LEGAL PROCEEDINGS                                                     28
DESCRIPTION OF PROPERTY                                               28
BUSINESS                                                              29
COMPANY HISTORY                                                       29
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION             33
MANAGEMENT                                                            33
EXECUTIVE COMPENSATION                                                34
PRINCIPAL STOCKHOLDERS                                                35
DESCRIPTION OF SECURITIES                                             36
CERTAIN TRANSACTIONS                                                  38
LITIGATION                                                            38
EXPERTS                                                               38
FINANCIAL STATEMENTS                                          F-1 thru 7



UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS.





                                DIGICURVE, INC.
                            SHARES OF COMMON STOCK
        NO MINIMUM TO 4,000,000 MAXIMUM BEING SOLD BY US TO THE PUBLIC
                                     AND
                              DIGICURVE, INC.
                           SHARES OF COMMON STOCK
     3,200,000 SHARES OF COMMON STOCK BEING SOLD BY SELLING SHAREHOLDERS



                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                MARCH 10, 2006
                 -------------------------------------------
                 -------------------------------------------